EXHIBIT 10.19

                                   AGREEMENT


This Agreement made and entered into by and between Snell & Wilcox Limited ("S&W") and nVIEW Corporation ("nVIEW"), a Virginia corporation, this 21st day of January 1998.

Whereas, S&W is an engineering-led, electronics group specializing in the invention, design and manufacture of high-quality, multi-standard, digital image processing products; and

Whereas, nVIEW is in the business of developing and marketing high quality electronic projectors and visual display solutions; and

Whereas, S&W is willing to develop, in cooperation with nVIEW, a video board to be incorporated into nVIEW's projector products; and

Whereas, S&W and nVIEW intend to work together in the development, marketing and production of an nVIEW projector incorporating S&W's new video board.

Now, therefore, the parties hereto hereby agree as follows:

1. Development of Video Board. Immediately following execution of this Agreement, S&W will commence development of a video board (the "Video Board") to fulfill the criteria and functions described in Appendix A (Product Specification #106715) to the Supply Agreement dated December 11, 1997, between the parties hereto of (the "Supply Agreement"), which Video Board will be incorporated into nVIEW's projector (the "Projector"). The Video Board will provide high quality enhancement of projected images and will permit a variety of input signals. S&W will strive to complete the development of Beta units of the Video Board by April 17, 1998, and to produce production units of the Video Board for shipment as soon as practicable after the Beta Video Board is approved by nVIEW. Both S&W and nVIEW will work towards completion of production units of the Video Board on or before May 8, 1998.

2. Collaboration. S&W and nVIEW shall collaborate their efforts towards joint engineering and marketing, including but not limited to (i) evaluating the possibility of building the Projector at S&W's manufacturing facility, (ii) evaluating other joint development and manufacturing opportunities, such as nVIEW manufacturing a projector for sale under S&W's name, and (iii) engaging in joint marketing (cost sharing) opportunities.

3. Exclusivity. S&W covenants and agrees that it will not sell the Video Board described in Appendix A to the Supply Agreement during the Exclusive Period (as defined below). The Exclusive Period shall commence on the date of execution of this Agreement. The Exclusive Period shall end 12 months from delivery of the first production units; provided, however, if nVIEW fails to purchase at least the number of Video Boards set forth below during the periods set forth below, S&W may, at its option, terminate the Exclusive Period by providing nVIEW with written notice of such election within thirty (30) days after the end of a period during which nVIEW fails to purchase the minimum number of Video Boards as set forth below:


                                                Minimum number of Video Boards
                       Period                   to be ordered during the period
First 90 day period following delivery of                  100
first production units
Second 90 day period following delivery                    200
of first production units
Third 90 day period following delivery of                  300
first production units
Fourth 90 day period following delivery                    400
of first production units

         Prior to expiration of the Exclusive Period, S&W and nVIEW may mutually agree in writing to extend the Exclusive Period for one or more additional six month periods on such terms and conditions as the parties shall determine at the time. In the event S&W receives an offer that it considers commercially advantageous from a third party to purchase the Video Board, S&W shall advise nVIEW of such offer and nVIEW may, but shall not be obligated to, agree in writing to permit such sale at similar margins and on such terms as S&W and nVIEW shall agree. Any agreement by nVIEW to permit specific sales of the Video Board to third parties during the Exclusive Period shall not limit or adversely affect the enforceability of this paragraph with respect to other sales of the Video Board.

4. Pricing. During the period of the Supply Agreement and any successor agreement(s) thereto, S&W shall sell Video Boards to nVIEW at the lowest price at which Video Boards are then being sold to other projector manufacturers.

5. Advertising. The products that include the Video Board may be marketed in a manner to indicate to the public that S&W's product is incorporated into it. The exact words used in such advertising or marketing shall be approved in advance by S&W.

6.       Consideration.

                  (a) In consideration for S&W's agreements contained herein and without cash consideration, nVIEW shall issue up to 750,000 shares of nVIEW's common stock, without par value (the "Shares") to S&W, or its nominees, upon the date S&W receives notification of acceptance of the Video Board by nVIEW (the "Measurement Date"). Acceptance of the Video Board by nVIEW must be in writing and signed by the CEO and the CFO of the Company. Acceptance may be determined at the discretion of nVIEW on receipt of a prototype board, but not later than the date on which nVIEW first demonstrates, offers for sale or sells the Projector. The Measurement Date shall be the date used for valuation of the Shares to be issued.

                  Recognizing the importance of time to market and achieving the Measurement Date in the first quarter of 1998, the number of Shares issued to S&W shall be reduced according to the penalty schedule below, for failure by S&W to timely deliver the Video Board. The penalty may only be enforced if nVIEW has completed development of its Projector and is delivering the Projector to customers with nVIEW's own video board in place. nVIEW may also, in its own discretion, determine the cause for delay was reasonable and/or beyond the control of S&W and waive all or any portion of the penalty.


          Measurement Date               Penalty              Cumulative Penalty
          May 1 - May 15                    0                         0
          May 16- May 31                 150,000                   150,000
         June 1 - June 15                150,000                   300,000
         June 16 - June 30               200,000                   500,000
         July 1 - July 15                250,000                   750,000

                  An additional 500,000 Shares may be issued based on projected unit sales of the nVIEW Projector incorporating the S&W Video Board. A forecast of the number of units expected to be sold during the twelve month period immediately following the Measurement Date will be jointly prepared by nVIEW and S&W. The parties must mutually agree to the number of units to ensure conformance with nVIEW's marketing projections and S&W's production plans. If the number of units is equal to or greater than 1,000 but less than 2,000, an additional 250,000 Shares will be issued. In the alternative, if the number of units is equal to or greater than 2,000, a total of 500,000 Shares will be issued. If the parties are unable to agree on the number of units in the forecast within 45 days, then the Chief Executive of each company will meet within 10 days to resolve the difference.

                  (b) Shares issued pursuant to this paragraph shall not be registered and the certificate evidencing the Shares shall contain the appropriate legends indicating such fact. The Shares issued to S&W shall rank pari-parsu with all of nVIEW's existing Shares. In the event that prior to the date Shares are issued, nVIEW subdivides its outstanding Shares or issues a stock dividend on its outstanding Shares, the number of Shares to be issued pursuant to this paragraph 6 in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased in order to provide S&W the same percentage ownership of nVIEW that it would have had immediately prior to such subdivision or the issuance of such dividend. Similarly, in the event prior to issuance of the Shares nVIEW engages in a reverse stock split or similar transaction that decreases the number of Shares outstanding for all shareholders, then the number of Shares to be issued pursuant to this paragraph 6 in effect immediately prior to such reverse stock split or similar transaction shall be proportionately decreased in order to provide S&W the same percentage ownership of nVIEW that it would have had immediately prior to such reverse stock split or similar transaction.

                  (c) Simultaneously with the issuance of the Shares, S&W and nVIEW shall enter into an agreement granting S&W piggy-back registration rights and demand registration rights which agreement shall be in substantially the form attached hereto as Exhibit A.

                  (d) nVIEW represents and warrants to S&W that the Shares issued pursuant to this Agreement shall, subject to the approval contemplated under Section 8 hereof, be validly issued, fully paid and nonassessable. nVIEW further represents and warrants that the issuance of Shares to S&W pursuant to this Agreement will not (i) conflict with or violate the articles of incorporation or bylaws of nVIEW, (ii) except as set forth in Exhibit B, conflict with, breach, or constitute a default under any instrument or agreement to which nVIEW is a party or by which it is bound, (iii) cause nVIEW to be in violation of any applicable law, regulation, or order of any governmental authority,
         (iv) except as set forth in Exhibit B hereto and as contemplated under
         Section 8 hereof, require the consent or approval of any shareholder or creditor of nVIEW or any other entity, or (v) be subject to any pre-emptive or similar rights in favor of any shareholder or any other entity. nVIEW agrees to defend, indemnify and hold S&W harmless against any claim by any shareholder or creditor of nVIEW regarding the issuance of Shares contemplated by this Agreement.

7. Board Seat. S&W will recommend a candidate to observe nVIEW's Board of Directors' meetings in order to enhance the two firms' ability to pursue joint efforts. If the candidate is acceptable to nVIEW's Board of Directors, such candidate shall be invited to all nVIEW Board meetings. After the Shares are issued to S&W, the candidate shall be elected to the nVIEW Board as soon as is practicable, and shall be nominated and recommended for reelection as a Director at the next nVIEW Annual Shareholders' Meeting. S&W's candidate shall initially waive all director compensation, associated with services as a director.

8. Board Approval. The effectiveness of this Agreement shall be subject to both S&W and nVIEW obtaining approval of this Agreement by the Board of Directors of nVIEW and the Chief Executive of S&W within twenty (20) days after execution of this Agreement.

9. Entire Understanding. Apart from the Supply Agreement dated December 11, 1997, this Agreement represents the entire understanding between the parties and supersedes any prior agreement, discussions or negotiations between the parties.

10. Governing Law. This Agreement shall be governed by and construed in accordance with English law. The parties agree to submit any disputes in relation to this Agreement to binding arbitration to agreed rules.

11. Notices. Any notice under this Agreement shall be in writing and may be served by:

         (a) personal delivery; including First Class Mail with receipt acknowledgment; or

         (b)       facsimile, with confirmation of receipt

         Notices will be delivered to the CEO or CFO of nVIEW at 860 Omni Boulevard, Newport News, Virginia 23606-4238 OR to the Chief Executive or Commercial Director of Snell & Wilcox at Durford Mill, Petersfield, Hampshire GU31 5AZ UK.

         Any notice so given shall be deemed to have been received on the next business day following the date it was hand delivered or transmitted by facsimile, or if mailed, on the fifth business day following the date of posting.

Executed the day and date set forth above.

nVIEW Corporation




by:___________________________

Snell & Wilcox



by:____________________________

                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT

         Registration Rights Agreement ("Agreement") dated as of ______________, 199_, among nVIEW Corporation, a Virginia corporation (the "Company"), and Snell & Wilcox (the "Holder"), the holder of shares of Common Stock of the Company.

         WHEREAS, pursuant to that certain Agreement dated December__, 1997, by and between the Company and the Holder (the "Issuance Agreement"), the Company today issued _____ shares of Common Stock to the Holder; and

         WHEREAS, the parties hereto hereby desire to set forth the Holder's rights and the Company's obligations to cause the registration of the Shares pursuant to the Securities Act;

         NOW, THEREFORE, in consideration of the agreement by the Holder to provide the benefits under the Issuance Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        Agreements and Representations of the Company.

                  1.1. The Company represents and warrants to the Holder that it has the requisite power and authority to execute, deliver and carry out this Agreement. This Agreement has been duly and properly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company, enforceable in accordance with its terms.

         Section 2.        Definitions.  As used in this Agreement:

                  Agent. "Agent" means the principal placement agent on an agented placement of Shares.

                  Board.  "Board" means the Board of Directors of the Company.

                  Commission. "Commission" shall mean the Securities and Exchange Commission.

                  Common Stock. "Common Stock" shall mean (i) the common stock, no par value, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

                  Continuously Effective. "Continuously Effective", with respect to a specified registration statement, shall mean that it shall not cease to be effective for longer than either

(i) any ten ( 10) consecutive business days, or (ii) an aggregate of fifteen
(15) business days during the period specified in the relevant provision of this Agreement.

                  Demand Registration. "Demand Registration" shall have the meaning set forth in Section 3.1(i).

                  Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                  Person. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  Piggyback Registration. "Piggyback Registration" shall have the meaning set forth in Section 4.

                  Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder

                  Shares. "Shares" shall mean (i) the shares owned by Holder on the date hereof and (ii)aany shares of Common Stock or other securities issued as a dividend or other distribution with respect to such Shares; provided, however, that Shares shall not include any Common Stock which has theretofore been registered and sold pursuant to the Securities Act or which has been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act.

                  Underwriters' Representative. "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

Section 3.        Demand Registration.

                  3.1. (i) If at any time after the first anniversary of the date, the Holder makes a written request to the Company, the Company shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and Holder shall be entitled to have included therein all or such number of such Holder's Shares, as the Holder shall direct in writing; provided, however, that no request may be made pursuant to this Section 3.1 if within six (6) months prior to the date of such request a Demand Registration Statement pursuant to this Section 3.1 shall have been declared effective by the Commission. Any request made pursuant to this Section 3.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Shares to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 3.1(i). The Holder shall be entitled to no more than two

Demand Registrations.

                  (ii) The Company shall be entitled to postpone for up to ninety (90) days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 3.1, if the Board determines, in its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that such registration would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries and the Company promptly gives the Holder notice of such determination; provided, however, that the Company shall not have postponed pursuant to this Section 3.1(ii) the filing of any other Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 3.1 during the twelve (12) month period ended on the date of the relevant request pursuant to Section 3.1(i).

                  (iii) In connection with an underwritten offering, the Company and, with the approval of the Company, other holders of Common Stock shall be given the opportunity to include shares of Common Stock in such offering ("Other Included Shares"); provided, however, if the Underwriters' Representative or Agent advises Holder in writing that, in its opinion, the amount of securities requested to be included in such offering exceeds the amount which can be sold in such offering within a price range acceptable to the Holder, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, first for the account of the Holder, and second by the Company and other holders with respect to the Other Included Shares.

                  3.2. Following receipt of a request for a Demand Registration, the Company shall:

                           (i)      File the registration statement with the
Commission as promptly as practicable, and shall use the Company's best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

                           (ii)     Use the Company's best efforts to keep the
Demand Registration Statement Continuously Effective for up to ninety (90) days or until such earlier date as of which all the Shares under the Demand Registration Statement shall have been disposed of in the manner described in the Registration Statement, or such earlier time as the Company would not have
an) obligation to include the Shares that have not been disposed of in the manner described in the Registration Statement in a registration pursuant to
Section 3 or Section 4 pursuant to the definition of "Shares."

                  3.3. The Company shall be obligated to effect no more than a total of two Demand Registrations. If the Company shall have complied with its obligations under this Agreement, a right to a Demand Registration pursuant to this Section 3 shall be deemed to have been satisfied upon the earlier of the date as of which all of the Shares included therein shall have been disposed of pursuant to the Registration Statement, and the date as of which such Demand Registration shall have been Continuously Effective for a period of ninety (90) days.

                  3.4. If any registration pursuant to Section 3 involves an underwritten offering, the Holder shall have the right to select the underwriters and managers to administer such underwritten offering or the placement agents for an offering through agents; provided, however, that each Person so selected shall be reasonably acceptable to the Company.

         Section 4.        Piggyback Registration

                  4.1. If at any time the Company proposes to register shares of Common Stock under the Securities Act in connection with a public offering solely for cash on Form S-l, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give Holder written notice of such registration (a "Piggyback Registration"). Upon the written request of Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Shares that Holder shall have requested to be registered; provided, however, that such right of inclusion shall not apply to the registration statement unless the Underwriters' Representative or Agent expressly consents thereto. Holder shall be entitled to request its Shares be included in an unlimited number of Piggyback Registrations pursuant to this
Section 4. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this
Section 4 without any obligation or liability to Holder.

                  4.2. If the Underwriters' Representative or Agent advises the Company that, in its opinion, the amount of Shares requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount which the Company is so advised can be sold without such material adverse effect in such offering: First, all securities proposed to be sold by the Company for its own account and, if applicable, all securities proposed to be sold by the holder of securities for which such registration is made, in accordance with the agreement between the Company and such holder; second, the Shares requested to be included in such registration by Holder pursuant to this
Section 4, third, all other securities requested to be included in such registration.

                  4.3. If the Company has previously filed a registration statement with respect to the Shares pursuant to Section 3 or pursuant to this
Section 4, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, S-8 or any equivalent or successor form), whether on its own behalf or at the request of any holder or Holder of such securities, until a period of 180 days has elapsed from the effective date of such a previous registration, or, if such registration was for an underwritten offering, such shorter period of days as the Underwriter's Representative or Agent shall have given its consent.

         Section 5.        Registration Procedures.  Whenever required under
Section 3 or Section 4 to effect the registration of any Shares, the Company shall, as expeditiously as practicable:

                  5.1. Prepare and file with the Commission a registration statement with respect to such Shares and use the Company's best efforts to cause such registration statement to become effective.

                  5.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. The Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period after its effective date during which the Demand Registration is to be kept continuously effective by the Company pursuant to
Section 3.3(ii), and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify Holder, amend the registration statement or supplement the prospectus so that it will thereafter comply with the Securities Act and furnish to Holder such amended or supplemented prospectus, which Holder shall thereafter use in the sale of Shares covered by such registration statement. Pending such amendment or supplement, Holder shall cease making offers of Shares pursuant to the prior prospectus. In the event that any Shares included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to remove such Shares from registered status.

                  5.3. Use the Company's best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  5.4. In the event of any underwritten or agented offering, enter into and perform the Company s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents)' in usual and customary form. The Company shall also cooperate with the Holder and the Underwriters' Representative or Agent for such offering in the marketing of the Shares, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

                  5.5. Promptly notify Holder of any stop order issued or threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         Section 6. Holder' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Shares that Holder shall:

                  6.1. Furnish to the Company such information regarding Holder, the number of the Shares owned by it, and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares, and to cooperate with the Company in preparing such registration.

                  6.2. Agree to sell the Shares to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Holder (in the case of a registration under Section 3), or the Company and the Holder (in the case of a registration under Section 4).

         Section 7. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

                  7.1. With respect to each Demand Registration, the Holder shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Shares with respect to such Demand Registration for Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the fees and disbursements of counsel for Holder (the "Fixed Registration Expenses") and the underwriting discounts and commissions relating to Shares.

                  7.2. The Company shall bear and pay the Fixed Registration Expenses incurred in connection with any Piggyback Registrations pursuant to
Section 4, but excluding underwriting discounts and commissions relating to Shares (which shall be paid on a pro rata basis by the Holder).

         Section 8. Indemnification; Contribution. In the event a registration pursuant to the provision of this Agreement, the Company and the Holder shall enter into a cross-indemnity and contribution agreement, in customary form, with each other and each underwriter, if any.

         Section 9. Holdback. If so requested by the Underwriters' Representative or Agent in connection with an offering of any Shares, the Holder shall not effect any public sale or distribution of Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 5-day period prior to, and during such period as the Underwriter's Representative or Agent may request, not to exceed a period of 180 days, beginning on, the date such registration statement is declared effective under the Securities Act by the Commission. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Shares of Holder until the end of such period.

         Section 10.       Amendment Modification and Waivers; Further
Assurances.

                           (i)      This Agreement may be amended by a written
document executed by the Holder and the Company.

                           (ii)     No waiver of any terms or conditions of this
Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                           (iii) Each of the parties hereto shall execute all
such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement

         Section 11. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company or the Holder without the prior written consent of the other party hereto.

         Section 12.       Miscellaneous.

                  12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving regard to the conflict of laws principles thereof.

                  12.2. Notices. Any notice under this Agreement shall be in writing and may be served by:

                           (a)      personal delivery; including First Class
Mail with receipt acknowledgment; or

                           (b)      facsimile, with confirmation of receipt.

                           Notices will be delivered to the CEO or CEO of nVIEW
at 860 Omni Boulevard, Newport News, Virginia 23606-4238 OR to the Commercial Director or CEO of Snell & Wilcox at Durford Mill, Petersfield, Hampshire GU31 5AZ UK.

                           Any notice so given shall be deemed to have been
received on the next business day following the date it was hand delivered or transmitted by facsimile, or if mailed, on the fifth business day following the date of posting.

                  12.3. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in such event the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

                  12.4. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                  12.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

                  12.6. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

                  12.7. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety at the earlier of (i) such date as there shall be no Shares owned by Holder or (ii ) the eighth anniversary of the date hereof.

                  12.8. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

                  12.9. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         IN WITNESS WHEREOF the undersigned have executed this Registration Rights Agreement as of the date first written above.

                                   EXHIBIT B


         nVIEW is a party to an Agreement (the "Signet Agreement") entered by and between nVIEW and Signet Bank ("Signet") dated February 6, 1996, pursuant to which Signet provides a line of credit to nVIEW. Currently no funds are outstanding under the Signet Agreement. The terms of the Signet Agreement prohibit issuance of shares under this Agreement without Signet's consent.

         The Signet Agreement will expire by its own terms on February 6, 1998, and Signet advised nVIEW it will not continue the Agreement. nVIEW is currently negotiating a loan with a replacement lender and will provide in such loan document that nVIEW may fulfill the terms of this Agreement.